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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2010 (May 12, 2010)

STRATECO RESOURCES INC
 (Exact name of small business issuer as specified in its charter)

Québec, Canada	049942	N/A
State or other jurisdiction of incorporation	Commission File Number	(IRS Employer Identification No.)

1225 Gay-Lussac Street, Boucherville, Québec, J413 7KI (450) 641-0775
(Address and telephone number of registrant's principal executive offices and principal place of business

N/A
(Former name, former address and former fiscal year, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-1 2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

DOCUMENTS INCORPORATED BY REFERENCE

None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2010, the Board of Directors appointed with effective date of May 12, 2010, Mr. Paul Einarson, C.A, CPA as Vice-President, Finance and the new Chief Financial Officer and Treasurer of the Company in replacement of Mrs. Ingrid Martin, CA who performed these functions on a contractual basis since June 9, 2010.

The Company, as a result of its expansion needed the services of a Vice-President, Finance on a full time basis at the head office of the Company. Mr. Einarson began in his new, full-time role as of May 12, 2010. He replaced Mrs. Martin, CA, who fulfilled the same duties, but in a part-time capacity.

Mr. Einarson has a Bachelor of Commerce degree from the University of Manitoba, and is certified as an accountant in Canada (CA) and the United States (CPA). He has over 20 years of experience in the financial industry, working for recognized companies like PricewaterhouseCoopers LLP, Chartered Accountants, Molson Inc. and KPMG LLP, Chartered Accountants. He has international work experience, particularly in Brazil and the Czech Republic, and has gained experience in the mining industry through his work with various mining and exploration companies.

As Chief Financial Officer of the Company, Mr. Einarson will be responsible to assess and to verify the internal controls of the Company over financial information reporting and to approve financial statements and management discussion and analysis filings with authorities including the filings of Chief Financial Officer certificates. Mr. Einarson will be present, upon demand, to the Audit Committee meetings to answer questions of its members. As Treasurer of the Company, Mr. Einarson will insure that the accounting books and registers of the Company are efficient and meet the legal requirements.

Mr. Einarson now obtains privileged information of the Company, is considered an insider of the Company and registers all of his insider’s declarations on SEDI at www.sedi.ca in Québec, Canada under the principal jurisdiction of the Company, L’Autorité des marchés financiers (the Quebec Securities Commission). The Board of Directors granted to Mr. Einarson, on May 5, 2010, 300,000 incentive stock options (“options”) at an exercise price of CAN$1.00 per common share and with a life of five years. Of these 300,000 options, 100,000 options vested on May 5, 2010, an additional 100,000 options will vest on May 5, 2011 and the remaining tranche of 100,000 options will vest on November 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATECO RESOURCES INC.

(Registrant)

Date: May 14, 2010

/s/ Guy Hébert
_____________________________________
(Signature) Guy Hébert, President and CEO